Exhibit 5.4

[LETTERHEAD OF McCARTER & ENGLISH, LLP]

March 21, 2019
Ingersoll-Rand Luxembourg Finance S.A.
c/o Ingersoll-Rand plc
170/175 Lakeview Dr.
Airside Business Park
Swords, Co., Dublin
Ireland

Re:    Ingersoll-Rand Luxembourg Finance S.A.
Ingersoll-Rand Public Limited Company
Ingersoll-Rand Global Holding Company Limited
Ingersoll-Rand Lux International Holding Company S.à.r.l.
Ingersoll-Rand Irish Holdings Unlimited Company
Ingersoll-Rand Company
Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special New Jersey counsel to Ingersoll-Rand Company, a New Jersey corporation (the “Co-Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed on November 1, 2017 by Ingersoll-Rand Luxembourg Finance S.A., a Luxembourg public company limited by shares (société anonyme) (“Issuer”), Ingersoll-Rand Global Holding Company Limited, a Delaware corporation (“IR Global”), Ingersoll-Rand Public Limited Company, an Ireland public limited company (“IR plc”), Ingersoll-Rand Lux International Holding Company S.à.r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“Lux International”), Ingersoll-Rand Irish Holdings Unlimited Company, an Ireland private unlimited company (“Irish Holdings”) and the Co-Guarantor (collectively with IR Global, IR plc, Lux International and Irish Holdings, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”). The Registration Statement relates to, among other things, the registration under the Securities Act, and the issuance and sale pursuant to Rule 415 under the Securities Act, of (i) senior notes in the aggregate principal amount of $400,000,000 which will bear interest at 3.500% and will mature on March 21, 2026 (the “2026 Notes”), (ii) senior notes in the aggregate principal amount of $750,000,000 which will bear interest at 3.800% and will mature on March 21, 2029 (the “2029 Notes”) and (iii) senior notes in the aggregate principal amount of $350,000,000 which will bear interest at 4.500% and will mature on March 21, 2049 (the “2049 Notes”; and collectively with the 2026 Notes and 2029 Notes, the

Ingersoll-Rand Luxembourg Finance S.A., and others
March 21, 2019

“Notes”) to be issued by the Issuer and the guarantees (the “Guarantees”) of the Guarantors with respect to the same. The Notes and the Guarantees are to be issued under an Indenture dated as of February 21, 2018 (the “Base Indenture”) by and among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), as supplemented, including by (1) the Fourth Supplemental Indenture dated as of March 21, 2019 (the “Fourth Supplemental Indenture”) by and among the Issuer, the Guarantors and the Trustee relating to the 2026 Notes, (2) the Fifth Supplemental Indenture dated as of March 21, 2019 (the “Fifth Supplemental Indenture”) by and among the Issuer the Guarantors and the Trustee relating to the 2029 Notes and (3) the Sixth Supplemental Indenture dated as of March 21, 2019 (the “Sixth Supplemental Indenture”; and together with the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Supplemental Indentures”; the Base Indenture and the Supplemental Indentures are referred to herein as the “Indenture”) by and among the Issuer the Guarantors and the Trustee relating to the 2049 Notes. The form of the Indenture was filed as an exhibit to the Registration Statement. The Guarantees will be issued in the form set forth as an exhibit to the Indenture. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Prospectus Supplement to the Prospectus dated November 1, 2017 relating to the Notes;

(iii)	the Restated Certificate of Incorporation of the Co-Guarantor, as amended to date;

(iv)	the certificate of good standing certified by the Treasurer of the State of New Jersey on March 21, 2019;

(v)	the By-laws of the Co-Guarantor, as currently in effect;

(vi)	the Indenture and the Notes;

(vii)	the Guarantees; and

(viii)	certain resolutions adopted by the Board of Directors of the Co-Guarantor (the “Board of Directors”) on March 18, 2019 relating to, among other things, the Guarantees.

Ingersoll-Rand Luxembourg Finance S.A., and others
March 21, 2019

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Co-Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Co-Guarantor, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Co-Guarantor and others. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Co-Guarantor, have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties including the Co-Guarantor, the validity and binding effect on such parties. We have assumed that the Notes will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Notes and Guarantees do not, and that the execution and delivery by the Co-Guarantor of, and the performance of its obligations under, the Indenture and the Guarantees will not, violate, conflict with or constitute a default under (i) any law, rule or regulation to which the Co-Guarantor is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Opined on Law (as defined below)), (ii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law) or (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law).
Our opinions set forth below are limited to the New Jersey Business Corporation Act (the “NJBCA”) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under the NJBCA (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Further, we have assumed that the Indenture has been and continues to be qualified under the Trust Indenture Act of 1939, as amended. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Ingersoll-Rand Luxembourg Finance S.A., and others
March 21, 2019

In rendering the opinions set forth below, we have assumed that (i) the Issuer and Lux International have been duly organized and are validly existing under the laws of Luxembourg, IR plc and Irish Holdings have been duly organized and are validly existing under the laws of Ireland and IR Global has been duly incorporated and is validly existing under the laws of Delaware, (ii) the Issuer and each Guarantor (other than the Co-Guarantor) has duly authorized, executed and delivered the Indenture, in each case in accordance with its respective organization documents and the laws of Luxembourg, in the case of the Issuer and Lux International, the laws of Ireland, in the case of IR plc and Irish Holdings and the laws of Delaware in the case of IR Global, (iii) the execution, delivery and performance by the Issuer and each Guarantor of the Indenture does not and will not violate the laws of Luxembourg, in the case of the Issuer and Lux International, the laws of Ireland, in the case of IR plc and Irish Holdings and the laws of Delaware in the case of IR Global, or the laws of any other jurisdiction (except that no such assumption is made with respect to the laws of the State of New Jersey), and (iv) the execution, delivery and performance by the Issuer and each Guarantor (other than the Co-Guarantor) of the Indenture does not and will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument which is binding upon such Issuer or such Guarantor or its respective organizational documents.
Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.
The Co-Guarantor is validly existing as a corporation in good standing under the laws of the State of New Jersey. The Co-Guarantor has the corporate power and authority to enter into and perform its obligations under the Indenture and the Guarantees.

2.
The Indenture and the Guarantees have been duly authorized, executed and delivered by the Co-Guarantor and are legal, valid and binding obligations of the Co-Guarantor, enforceable against the Co-Guarantor in accordance with their respective terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Ingersoll-Rand Luxembourg Finance S.A., and others
March 21, 2019

Very truly yours,

/s/ McCarter & English, LLP
McCARTER & ENGLISH, LLP